Exhibit 99.1

PRESS RELEASE	Contact:	Jeffrey R. Freedman, VP Investor Relations 713-369-0550
Allis-Chalmers Updates Earnings Outlook
HOUSTON, TX — September 22, 2008 —BUSINESS WIRE — Allis-Chalmers Energy Inc. (NYSE: ALY) today announced that some of its operations in Louisiana were affected by Hurricane Gustav. Operating yards and offices located in Houma and Morgan City, Louisiana and, to a lesser extent, Lafayette and Broussard, Louisiana were adversely affected by the mandated evacuations of its employees, loss of electricity, severe weather in Louisiana and Arkansas, and by the interruption of oil and gas drilling and production activities in this area. The evacuation of offshore drilling rigs and platforms also adversely affected offshore activity and expected revenues. Affected operations were principally the Rental Services segment and land-based coiled tubing/production services, which are staged principally from the Louisiana, East Texas and Arkansas corridor, the areas most impacted by the storm.
The effects of Hurricane Ike have not been determined at this time. Allis-Chalmers closed its corporate office in Houston and operating yards in southeast Texas and Louisiana on Thursday, September 11th in anticipation of the landfall of the hurricane. On Tuesday, September 16th there was a partial opening of the corporate office and the operating yards. It is uncertain to what extent the loss of electricity and the impact on the labor force in these affected areas will have on its customer’s activities, and consequently, revenues and earnings of Allis-Chalmers.
Allis-Chalmers announced that, on a preliminary basis, it estimates that the company generated revenues of approximately $120.0 million, EBITDA of approximately $32.7 million and diluted earnings per share of approximately $0.26 for the two months ended August 31, 2008. These unaudited estimates of financial results are internally generated and have not been reviewed by our independent auditors.
Allis-Chalmers estimates that the hurricanes could reduce projected earnings by approximately $0.07 to $0.10 per diluted share in the remaining months of 2008 when compared to the pre-hurricane consensus earnings estimates of $1.34 per diluted share.

Micki Hidayatallah, Chairman and CEO of Allis-Chalmers stated, “We are very grateful that all our employees are safe and that we suffered no significant damage to our property and equipment. We are very appreciative of our employees’ efforts to return to work as soon as possible, resume normal activity, and service our customers’ needs, especially while dealing with the disruption of the storms on their own lives.”
Mr. Hidayatallah continued, “In spite of the near-term challenges presented by the hurricanes, we are very pleased with the underlying positive trends we are seeing in our operations, including the benefits of our recent capital expenditures on new equipment and technology. In our Oilfield Services segment, our directional drilling and underbalanced drilling operations are poised to benefit from the strong land drilling market, including the new shale plays. The delivery in the second quarter of new casing running tools is increasing our market presence and profit margins in our tubular services operations. Finally, the addition of six new coiled tubing units in the last half of the year will significantly improve the profit contribution from our domestic well completion and workover services.”
“Our Drilling and Completion operations in Argentina will, in the third quarter, have received and activated the last of the 16 service rigs and two drilling rigs ordered in 2007. We are optimistic that with the increased efficiency and utilization of our new rigs, and improved rates for our services in Argentina, we will see strong growth in revenues and profitability in the fourth quarter and in 2009. Additionally, in the fourth quarter we expect to finalize a new 400 day drilling contract in Bolivia with Petrobras, utilizing one of our 3000 HP drilling rigs. This is the first time in 2008 we have resumed work in Bolivia,” added Mr. Hidayatallah.
About Allis-Chalmers
Allis-Chalmers Energy Inc. is a Houston-based multi-faceted oilfield services company. We provide services and equipment to oil and natural gas exploration and production companies, domestically primarily in Texas, Louisiana, New Mexico, Colorado, Oklahoma, Mississippi, Wyoming, Arkansas, West Virginia, offshore in the Gulf of Mexico, and internationally, primarily in Argentina and Mexico. Allis-Chalmers provides directional drilling services, casing and tubing services, underbalanced drilling, production and workover services with coiled tubing units, rental of drill pipe and blow-out prevention equipment, and international drilling and workover services. For more information, visit our website at http://www.alchenergy.com or request future press releases via email at http://www.b2i.us/irpass.asp?BzID=1233&to=ea&s=0.

Forward-Looking Statements
This press release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Allis-Chalmers’ business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release.
Although forward-looking statements in this press release reflect the good faith judgment of our management, such statements can only be based on facts and factors that our management currently knows. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which Allis-Chalmers operates, competition, obsolescence of products and services, the ability to obtain financing to support operations, environmental and other casualty risks, and the effect of government regulation.
Further information about the risks and uncertainties that may affect our business are set forth in our most recent filings on Form 10-K (including without limitation in the “Risk Factors” section) and in our other SEC filings and publicly available documents. We urge readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Allis-Chalmers undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.
Use of EBITDA & Regulation G Reconciliation
This press release contains references to EBITDA, a non-GAAP financial measure that complies with federal securities regulations when it is defined as net income (the most directly comparable GAAP financial measure) before interest, taxes, depreciation and amortization. Allis-Chalmers defines EBITDA accordingly for the purposes of this press release. However, EBITDA, as used and defined by Allis-Chalmers, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. EBITDA should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other Income or cash flow statement data prepared in accordance with GAAP. However, we believe EBITDA is useful to an investor in evaluating our operating performance because of the below measures:

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is widely used by investors in the energy industry to measure a company’s operating performance without regard to the items excluded from EBITDA, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors;

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help investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure and asset base from our operating results; and

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is used by our management for various purposes, including as a measure of operating performance, in presentations to our board of directors, as a basis for strategic planning and forecasting, as a component for setting incentive compensation, and to assess compliance in financial ratios.

There are significant limitations to using EBITDA as a measure of performance, including the inability to analyze the effect of recurring and non-recurring items that are excluded from EBITDA and materially affect net income or loss, results of operations, and the lack of compatibility of the results of operations of different companies. Reconciliations of this financial measure to net income, the most directly comparable GAAP financial measure, are provided in the table below.
Reconciliation of EBITDA to GAAP Net Income — ($ in millions)

Estimates for the
Two Months Ended
August 31, 2008
Net income	9.1
Depreciation and amortization	11.1
Interest expense, net	7.3
Income taxes	5.2

EBITDA	$32.7